Exhibit 21

                              List of Subsidiaries

                                                 Jurisdiction of Organization or
                                                 -------------------------------
Subsidiary                                                 Incorporation
----------                                                 -------------


LaBranche & Co.                                              New York
LaB Investing Co. L.L.C                                      New York
Henderson Brothers Holdings, Inc.                            Delaware
Henderson Brothers, Inc.                                     Delaware
Henderson Brothers Futures Corporation                       Delaware